Exhibit 99.1

Canopy Growth Reports Full Year and 4th Quarter Fiscal 2020 Financial Results; Provides Strategic Review Update

Generated Net Revenue of $399 million in FY 2020, up 76% over FY 2019

In connection with previously announced organizational and strategic review, recorded impairment and restructuring charges of $743 million; the majority of which are non-cash charges

Gross Margin of (85)% in Q4 FY2020; excluding restructuring and other charges, achieved Adjusted Gross Margin of 42%

Net Loss of $1.3 billion; Adjusted EBITDA loss of $102 million in Q4 2020

SMITHS FALLS, ON, May 29, 2020 /CNW/ - Canopy Growth Corporation ("Canopy Growth" or the "Company") (TSX: WEED) (NYSE: CGC) today announced its financial results for the fourth quarter and full twelve-month fiscal year ended March 31, 2020. The Company is also sharing details of its new strategic plan aimed at winning in priority markets and categories and executing a path to profitability.  All financial information in this press release is reported in millions of Canadian dollars, unless otherwise indicated. The fourth quarter and full twelve-month fiscal year 2020 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

"Through the COVID-19 pandemic we have worked hard to ensure the health and well-being of our teams and customers and the continuity of our business.  During this time, our team has rolled out our exciting new cannabis-infused beverages and vape products in Canada and a portfolio of CBD products in the US," shared CEO David Klein. "True to key priorities that I have outlined for Canopy, we have taken steps to align our capacity with the current market demand and focus our resources against the core markets with the largest and most tangible near-term profit opportunity."

Added Klein, "I am excited to implement our strategy reset and organization redesign over the course of fiscal 2021.  We have a renewed strategic focus and a clear change agenda that is already underway. We are building what we believe is the best cannabis company in the world by putting the consumer at the heart of everything we do and are re-aligning our organization to be faster and more agile."

Strategic and Organizational Update

Canopy Growth's overall strategy is to unleash the full potential of cannabis, capture sizable market share in focus categories and markets and execute a path to profitability to build sustainable, long-term shareholder value.

The Company no longer strives to be the first to every market, but strives to the best and become a leading consumer insights and product development company in select priority markets, that matches products and consumer preferences in the cannabis space. To achieve this, Canopy Growth will focus on:

  Becoming a relentlessly consumer-centric organization by building world-class consumer insights and analytics, coupled with focused, leading-edge R&D and innovation to produce a differentiated product portfolio that will delight consumers. The Company will bring these products to the hands of consumers through best-in-class sales execution;
  Markets and product categories with the highest and most tangible profit opportunities in the near term. Core markets will be Canada, US and Germany with focus on recreational and medical. To capture future opportunities in emerging markets and categories outside the core, Canopy Growth will deploy an asset-light approach;
  Driving quality in all aspects of our operation and be positioned to deliver the right product at the right time at the right price from the right facility; and
  Continuing to lead the industry and set industry standards. This includes spearheading the next phase of the cannabis industry evolution and shaping how the industry evolves. The Company will continue to give back to neighbors and communities through its Grow Good Together initiatives.

Canopy Growth expects Fiscal 2021 to be a transition year as the Company resets its strategic focus, rolls out a new organizational design, and implements a comprehensive operational and supply chain productivity program. Given this, as well as the significant COVID-19 related uncertainties that exist, the Company is withdrawing its previously communicated milestones for achieving positive Adjusted EBITDA and Net Income.  Depending on the impacts of COVID-19, Canopy Growth may provide new metrics by which to measure the Company's performance in the second half of fiscal 2021.

Fourth Quarter Fiscal 2020 Financial Summary

	Net revenue	Gross margin percentage	Adjusted gross margin percentage[1]	Net loss	Adjusted EBITDA[2]	Free cash flow[3]
Reported	$107.9	(85%)	42%	$(1,326.4)	$(102.0)	$(304.7)
vs. Q3 2020	(13%)	NM	1,100 bps	(1110%)	(5%)	15%
vs. Q4 2019	15%	NM	2,000 bps	(282%)	(8%)	22%

Fiscal Year 2020 Financial Summary

	Net revenue	Gross margin percentage	Adjusted gross margin percentage[4]	Net loss	Adjusted EBITDA[2]	Free cash flow[3]
Reported	$398.8	(8%)	26%	$(1,387.4)	$(442.8)	$(1,477.6)
vs. Fiscal 2019	76%	(2,000) bps	1,400 bps	(95%)	(53%)	(25%)

[1] Adjusted gross margin is a non-GAAP measure, and for Q4 2020 excludes (i) restructuring and other charges of $132.1 million related to the impact of restructuring actions; and (ii) $4.7 million related to the flow-through of inventory step-up associated with fiscal 2020 business combinations. See "Non-GAAP Measures".
[2] Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[3] Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".
[4] Adjusted gross margin is a non-GAAP measure, and for fiscal 2020 excludes charges of $136.8 million incurred in Q4 2020, as described in footnote 1 above. See "Non-GAAP Measures".

Fourth Quarter Fiscal 2020 Corporate Financial Highlights

  Revenues: Net revenue in Q4 2020 decreased 13% versus Q3 2020 driven primarily by lower Canadian recreational revenue.
  Gross margin: : Reported gross margin, including one-time restructuring and other charges, was (85%). Adjusted gross margin, excluding one-time restructuring and other charges and inventory step-up costs, was 42% in Q4 2020, representing an increase of 1,100 bps from Q3 2020. Adjusted gross margin performance in Q4 2020 was positively impacted by higher facility utilization and growth in high margin international medical cannabis sales.
  Operating expenses: SG&A expenses in Q4 2020 increased 17% over Q3 2020 driven primarily by a combined $15 million increase in General & Administrative and Sales & Marketing expenses.
  Net Loss: Net loss of $1.3 billion in Q4 2020, primarily driven by impairment and restructuring charges, other impairment charges which were primarily identified during our annual impairment testing, and other non-cash fair value changes.
  Adjusted EBITDA: Adjusted EBITDA loss of $102 million in Q4 2020, a $5 million wider loss versus Q3 2020 driven by lower sales and higher operating expenses.
  Cash Position: Gross cash balance was $2.0 billion at March 31, 2020, down from $2.3 billion at the end of Q3 2020 reflecting the EBITDA loss, capital investments and mergers and acquisitions activities.
  Restructuring and Impairment Costs: In line with our previous announcement (March 4, 2020), we recorded a pre-tax restructuring and impairment charge of $743 million in Q4 2020, of which $28 million is estimated to be a cash charge. Additionally, we recorded impairment charges of $100 million Q4 2020, which were primarily identified during our annual impairment testing process.

Business & Operational Highlights

  COVID-19 response: Management has been closely monitoring the impact of COVID-19, with a focus on the health and safety of our employees, business continuity and supporting our communities. The majority of non-production related staff continue to work from home; we implemented daily screening process for production facility access; temporarily closed corporate-owned retail stores in mid-March but re-opened 20 stores with reduced hours as well as click & collect ordering; rolled out click & collect to 100% of all Tokyo Smoke and Tweed licensed stores and added same day delivery for Tokyo Smoke partner stores.
  UL certified Juju Power 510 battery as well as 510 vape cartridges under Tweed and Twd. brands, representing a total of five SKUs, are available in the Canadian recreational market.
  UL certified Tokyo Smoke Luma pod-based vape devices, Luma "Go" pods and Luma "Pause" pods are available in the Canadian recreational market.
  Ready to Drink ("RTD") beverages under Tweed and Houseplant brands, representing a total of three SKUs, are available in the Canadian recreational market.
  Company has expanded offering of Hemp-derived CBD products with the launch of a line of First & Free topical creams in select states in the US and the launch of This Works' line of clinically-proven CBD Booster skin products in the United Kingdom, Germany and select states in the US.
  On May 1, 2020, an indirect wholly-owned subsidiary of Constellation Brands (NYSE:STZ) exercised warrants for approximately C$245 million , representing approximately 5.1% of our issued and outstanding common shares.

Fourth Quarter and Fiscal Year 2020 Financial and Operational Review

(in millions of Canadian dollars, unaudited)	Q4 2020	vs. Q3 2020	vs. Q4 2019	FY2020	vs. FY2019
Canadian recreational revenue
- Business to business	$36.7	(31%)	(36%)	$157.3	34%
- Business to consumer	$13.1	(14%)	12%	$52.0	125%
Canadian recreational revenue	$49.8	(28%)	(28%)	$209.3	49%
Canadian medical revenue	$14.9	1%	29%	$56.8	(17%)
International medical revenue	$20.7	11%	1051%	$68.0	574%
All other revenue	$29.7	(11%)	23%	$105.5	210%
Excise taxes	$(7.2)	(39%)	(42%)	$(40.8)	51%
Net revenue	$107.9	(13%)	15%	$398.8	76%

(in millions of Canadian dollars, unaudited)	Q4 2020	vs. Q3 2020	vs. Q4 2019	FY2020	vs. FY2019
Canadian recreational revenue
- Dry bud[1]	$48.9	(29%)	51%	$238.1	188%
- Oils, softgels and Cannabis 2.0 products[2]	$6.3	34%	(83%)	$22.7	-61%
- Other revenue adjustments[3]	$(5.4)	2%	NM	$(51.5)	NM
Global medical revenue
- Dry bud	$9.8	7%	34%	$35.8	-30%
- Oils and softgels	$25.8	6%	329%	$89.0	224%
All other revenue	$29.7	(11%)	23%	$105.5	210%
Excise taxes[4]	$(7.2)	(39%)	(42%)	$(40.8)	51%
Net revenue	$107.9	(13%)	15%	$398.8	76%

[1] Excludes the impact of other revenue adjustments.
[2] Cannabis 2.0 products include cannabis-infused chocolates, cannabis-infused beverages, and cannabis vape products (including power sources such as rechargeable and compact batteries, ready-to-go vape pens, and cartridges/vape pods)
[3] Other revenue adjustments represent the Company's determination of returns and pricing adjustments, and relate to the Canadian recreational business-to-business channel.
[4] Excise taxes is presented net of the impact from other revenue adjustments.

Canadian Cannabis

  Recreational B2B sales in Q4 2020 decreased 31% from Q3 2020 as growth in softgels, oil, and Cannabis 2.0 products was more than offset by an overall decline in flower and pre-roll joints.
  Recreational B2C sales in Q4 2020 decreased 14% from prior quarter due to the expected off peak seasonal demand decline and the closure of corporate-owned retail stores late in the quarter in response to COVID-19.
  Medical sales in Q4 2020 remained consistent quarter over quarter (Q3 2020 vs. Q4 2020).

International Cannabis

  C3 revenue in Q4 2020 increased 10% over Q3 2020.
  Germany cannabis sales increased 14% in Q4 2020 over Q3 2020 benefiting from improved supply and increased demand.
  International cannabis revenue accounted for 24% of total cannabis revenues in Q4 2020.

Strategic Acquisitions

  This Works sales in Q4 2020 were consistent with seasonally strong Q3 2020.
  Storz & Bickel ("S&B") vaporizer revenue decreased over Q3 2020 due to seasonal decline.
  BioSteel Sports Nutrition revenue decreased by 20% over Q3 2020 due to expected seasonal decline and reduction of thirty-party distribution and retail in response to COVID-19.

Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Mike Lee, CFO at 10:00 AM Eastern Time on May 29, 2020.

Webcast Information
A live audio webcast will be available at:
https://produceredition.webcasts.com/starthere.jsp?ei=1308617&tp_key=850fd370f4

Replay Information
A replay of the call will be accessible by webcast, until 11:59 PM ET on August 27, 2020, at
https://produceredition.webcasts.com/starthere.jsp?ei=1308617&tp_key=850fd370f4

U.S. GAAP Financial Reporting

Effective April 1, 2020, Canopy Growth is considered a U.S. domestic issuer and is required to prepare financial statements in compliance with U.S. GAAP. Accordingly, our consolidated audited financial statements for the year ended March 31, 2020, including all comparative figures, have been restated in accordance with these standards.

As part of this transition, Canopy Growth will also be required to provide an auditor attestation report under Section 404(b) of the Sarbanes-Oxley Act in connection with its Annual Report on Form 10-K to be filed with the Securities and Exchange Commission ("SEC").

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net loss, adjusted to exclude income tax recovery (expense), other income (expense), net, and loss on equity method investments, share-based compensation expense, depreciation and amortization expense, asset impairment and restructuring costs, restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Company's Annual Report on Form 10-K to be filed with the SEC.

Adjusted Gross Margin is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted Gross Margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold and charges related to the flow-through of inventory step-up associated with business combinations. The Adjusted Gross Margin reconciliation is presented within this news release.

Free Cash Flow is a non- GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies.  This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The Free Cash Flow reconciliation is presented within this news release and explained in the Company's Annual Report on Form 10-K to be filed with the SEC.

The following schedules are provided in this news release:

  Schedule 1 – Consolidated Balance Sheet at March 31, 2020 and March 31, 2019
  Schedule 2 – Consolidated Statements of Operations for FY2020 and FY2019
  Schedule 3 – Consolidated Statements of Operations for Q4 2020 and Q4 2019
  Schedule 4 – Consolidated Statements of Cash Flows for FY2020 and FY2019
  Schedule 5 – Adjusted EBITDA Reconciliations for Q4 2020, Q3 2020, Q2 2020, Q1 2020, and FY2020
  Schedule 6 – Adjusted EBITDA – IFRS to US GAAP Differences for Q3 2020, Q2 2020, and Q1 2020
  Schedule 7 – Gross Margin – IFRS to US GAAP Differences for Q4 2020, Q3 2020, Q2 2020, Q1 2020, and FY2020
  Schedule 8 – Adjusted Gross Margin Reconciliations for Q4 2020, Q3 2020, Q2 2020, Q1 2020, and FY2020
  Schedule 9 – Free Cash Flow Reconciliation for Q4 2020 and FY2020

Exemption for Filing of Restated Interim Financial Reports

As of April 1, 2020, the Company is considered  an "SEC issuer" as defined under National Instrument 51-102 – Continuous Disclosure Obligations ("NI-51-102") and must file restated interim financial reports prepared in accordance with the generally accepted accounting principles in the United States that the SEC has identified as having substantial authoritative support, as supplemented by Regulation S-X and Regulation S-B under the 1934 Act ("U.S. GAAP") for the interim periods since its most recently completed financial year for which annual financial statements have been filed (the "Restated Interim Financial Reports") on or before the deadline for the Company to file its audited annual financial statements for the year ended March 31, 2020, being June 1, 2020.

The Company is relying on an exemption granted by the Ontario Securities Commission to provide the Company with an additional 45 days from the deadline otherwise applicable under NI 51-102. As such, the Company will be filing its Restated Interim Financial Reports and related MD&A prepared in accordance with U.S. GAAP on or before July 16, 2020. The Company confirms that its management and other insiders are subject to our Insider Trading Policy which contains an insider trading black-out policy that reflects the principles in Section 9 of National Policy 11-207 – Failure-to-File Cease Trade Orders and Revocations in Multiple Jurisdictions.

About Canopy Growth Corporation
Canopy Growth (TSX:WEED, NYSE:CGC) is a world-leading diversified cannabis, hemp and cannabis device company, offering distinct brands and curated cannabis varieties in dried, oil and Softgel capsule forms, as well as medical devices through the Company's subsidiary, Storz & Bickel GMbH & Co. KG. From product and process innovation to market execution, Canopy Growth is driven by a passion for leadership and a commitment to building a world-class cannabis company one product, site and country at a time. The Company has operations in over a dozen countries across five continents.

The Company's medical division, Spectrum Therapeutics is proudly dedicated to educating healthcare practitioners, conducting robust clinical research, and furthering the public's understanding of cannabis, and has devoted millions of dollars toward cutting edge, commercializable research and IP development. Spectrum Therapeutics sells a range of full-spectrum products using its colour-coded classification Spectrum system as well as single cannabinoid Dronabinol under the brand Bionorica Ethics.

The Company operates retail stores across Canada under its award-winning Tweed and Tokyo Smoke banners. Tweed is a globally recognized cannabis brand which has built a large and loyal following by focusing on quality products and meaningful customer relationships.

From our public listing on the Toronto Stock Exchange and New York Stock Exchange to our continued international expansion, pride in advancing shareholder value through leadership is engrained in all we do at Canopy Growth. Canopy Growth has established partnerships with leading sector names including cannabis icons Snoop Dogg and Seth Rogen, breeding legends DNA Genetics and Green House Seeds, and Fortune 500 alcohol leader Constellation Brands, to name but a few. Canopy Growth operates eleven licensed cannabis production sites with over 5.2 million square feet of production capacity, including over one million square feet of GMP certified production space. For more information visit www.canopygrowth.com

Notice Regarding Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as "intend," "goal," "strategy," "estimate," "expect," "project," "projections," "forecasts," "plans," "seeks," "anticipates," "potential," "proposed," "will," "should," "could," "would," "may," "likely," "designed to," "foreseeable future," "believe," "scheduled" and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

  the uncertainties associated with the COVID-19 pandemic, including our ability to continue operations, the ability of our suppliers and distribution channels to continue to operate, and the use of our products by consumers, and disruptions to the global and local economies due to related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations and a reduction in discretionary consumer spending;
  laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Federal Drug Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office, the U.S. Department of Agriculture (the "USDA") and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;
  expectations regarding the regulation of the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA;
  expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances and equity investments;
  the plan of arrangement with Acreage Holdings, Inc., including the consummation of such acquisition upon the occurrence or waiver of changes in U.S. federal law to permit the general cultivation, distribution and possession of marijuana or to remove the regulation of such activities from the federal laws of the United States and our intention to waive such condition as soon as the policies of the New York Stock Exchange and/or the Toronto Stock Exchange permit completion of the acquisition, provided that completion of the acquisition would not violate any third-party agreements, including those entered into by us with Constellation Brands, Inc. and its affiliates (together, the "CBI Group");
  the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
  our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
  the ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;
  the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
  the anticipated benefits and impact of the CBI Group investments in us (the "CBI Group Investments");
  the potential exercise of the warrants held by the CBI Group, pre-emptive rights and/or top-up rights in connection with the CBI Group Investments, including proceeds to us that may result therefrom or the potential conversion of notes held by the CBI Group in connection with the CBI Group Investments;
  expectations regarding the use of proceeds of equity financings, including the proceeds from the CBI Group Investments;
  the legalization of the use of cannabis for medical or recreational in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;
  our ability to execute on our strategy and the anticipated benefits of such strategy;
  the ongoing impact of the legalization of additional cannabis product types and forms for recreational use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;
  the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;
  the future performance of our business and operations;
  our competitive advantages and business strategies;
  the competitive conditions of the industry;
  the expected growth in the number of customers using our products;
  our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;
  expectations regarding revenues, expenses and anticipated cash needs;
  expectations regarding cash flow, liquidity and sources of funding;
  expectations regarding capital expenditures;
  the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
  the expected growth in our growing, production and supply chain capacities;
  expectations regarding the resolution of litigation and other legal proceedings;
  expectations with respect to future production costs;
  expectations with respect to future sales and distribution channels;
  the expected methods to be used to distribute and sell our products;
  our future product offerings;
  the anticipated future gross margins of our operations;
  accounting standards and estimates;
  expectations regarding our distribution network; and
  expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management's perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; * our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; (xiii) our ability to continue to operate in light of the COVID-19 pandemic and the impact of the pandemic on demand for, and sales of, our products and our distribution channels; and (xiv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the Securities and Exchange Commission (the "SEC") and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, the risk that the COVID-19 pandemic may disrupt our operations and those of our suppliers and distribution channels and negatively impact the use of our products; consumer demand for cannabis and U.S. hemp products; that cost savings and any other synergies from the CBI Group Investments may not be fully realized or may take longer to realize than expected; future levels of revenues; our ability to manage disruptions in credit markets or changes to our credit rating; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); the potential effects of judicial or other proceedings on our business, financial condition, results of operations and cash flows; volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to our business and products; and the factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2020 to be filed with the SEC. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management's current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

Schedule 1

CANOPY GROWTH CORPORATION CONSOLIDATED BALANCE SHEETS (in thousands of Canadian dollars, except number of shares, unaudited)

	March 31, 2020	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,303,176	$2,480,830
Short-term investments	673,323	2,034,133
Restricted short-term investments	21,539	21,432
Amounts receivable, net	90,155	106,974
Inventory	391,086	190,072
Prepaid expenses and other assets	85,094	85,691
Total current assets	2,564,373	4,919,132
Equity method investments	65,843	112,385
Other financial assets	249,253	363,427
Property, plant and equipment	1,524,803	1,096,340
Intangible assets	476,366	558,070
Goodwill	1,954,471	1,489,859
Other assets	22,636	25,902
Total assets	$6,857,745	$8,565,115

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$123,393	$188,920
Other accrued expenses and liabilities	64,994	37,613
Current portion of long-term debt	16,393	103,716
Other liabilities	215,809	81,414
Total current liabilities	420,589	411,663
Long-term debt	449,022	842,259
Deferred income tax liabilities	47,113	105,081
Liability arising from Acreage Arrangement	250,000	-
Warrant derivative liability	322,491	-
Other liabilities	190,660	134,004
Total liabilities	1,679,875	1,493,007
Commitments and contingencies
Redeemable noncontrolling interest	69,750	6,400
Canopy Growth Corporation shareholders' equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued - 350,112,927 shares and 337,510,408 shares, respectively	6,373,544	6,029,222
Additional paid-in capital	2,615,155	1,592,024
Accumulated other comprehensive income (loss)	220,899	(5,905)
Deficit	(4,323,236)	(835,118)
Total Canopy Growth Corporation shareholders' equity	4,886,362	6,780,223
Noncontrolling interests	221,758	285,485
Total shareholders' equity	5,108,120	7,065,708
Total liabilities and shareholders' equity	$6,857,745	$8,565,115

Schedule 2

CANOPY GROWTH CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Years ended March 31,
	2020	2019
Revenue	$439,626	$253,431
Excise taxes	40,854	27,090
Net revenue	398,772	226,341
Cost of goods sold	430,456	198,096
Gross margin	(31,684)	28,245
Operating expenses:
Selling, general and administrative expenses	693,737	392,250
Share-based compensation	320,276	273,447
Asset impairment and restructuring costs	623,266	-
Total operating expenses	1,637,279	665,697
Operating loss	(1,668,963)	(637,452)
Loss from equity method investments	(64,420)	(10,752)
Other income (expense), net	224,329	(59,709)
Loss before income taxes	(1,509,054)	(707,913)
Income tax recovery (expense)	121,614	(4,112)
Net loss	(1,387,440)	(712,025)
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interest	(66,114)	24,256
Net loss attributable to Canopy Growth Corporation	$(1,321,326)	$(736,281)

Basic and diluted loss per share	$(3.80)	$(2.76)
Basic and diluted weighted average common shares outstanding	348,038,163	266,997,406

Schedule 3

CANOPY GROWTH CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended March 31,
	2020	2019
Revenue	$115,068	$106,485
Excise taxes	7,155	12,435
Net revenue	107,913	94,050
Cost of goods sold	199,738	73,005
Gross margin	(91,825)	21,045
Operating expenses:
Selling, general and administrative expenses	197,579	153,064
Share-based compensation	78,354	90,614
Asset impairment and restructuring costs	623,266	-
Total operating expenses	899,199	243,678
Operating loss	(991,024)	(222,633)
Loss from equity method investments	(57,752)	(1,731)
Other income (expense), net	(376,295)	(114,251)
Loss before income taxes	(1,425,071)	(338,615)
Income tax recovery (expense)	98,666	(8,877)
Net loss	(1,326,405)	(347,492)
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interest	(23,384)	32,024
Net loss attributable to Canopy Growth Corporation	$(1,303,021)	$(379,516)

Basic and diluted loss per share	$(3.72)	$(1.10)
Basic and diluted weighted average common shares outstanding	349,837,102	343,877,591

Schedule 4

CANOPY GROWTH CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of Canadian dollars, unaudited)

	Years ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(1,387,440)	$(712,025)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	73,716	30,062
Amortization of intangible assets	51,297	16,856
Share of loss on equity method investments	64,420	10,752
Share-based compensation	320,276	278,228
Asset impairment and restructuring costs	623,266	-
Income tax (expense) recovery	(121,614)	4,112
Non-cash foreign currency	(2,012)	(18,776)
Interest paid	(25,472)	(14,521)
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	20,979	(67,688)
Prepaid expenses and other assets	(26,917)	(87,476)
Inventory	(177,091)	(144,917)
Accounts payable and accrued liabilities	(20,750)	69,540
Other, including non-cash fair value adjustments	(165,293)	100,822
Net cash used in operating activities	(772,635)	(535,031)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(704,944)	(644,456)
Purchases of intangible assets	(16,957)	(74,359)
Redemption (purchases) of short-term investments	1,427,482	(2,029,812)
Proceeds on assets classified as held for sale	-	-
Investments in equity method investments	(5,135)	(36,896)
Investments in other financial assets	(129,590)	(91,337)
Investment in Acreage Arrangement	(395,190)	-
Change in acquisition related liabilities	(24,482)	-
Net cash outflow on acquisition of noncontrolling interests	-	(6,712)
Net cash outflow on acquisition of subsidiaries	(498,838)	(344,413)
Net cash used in investing activities	(347,654)	(3,227,985)
Cash flows from financing activities:
Proceeds from issuance of common shares and warrants	-	5,072,500
Payment of share issue costs	-	(21,646)
Proceeds from issuance of shares by Canopy Rivers	1,172	154,976
Proceeds from exercise of stock options	41,413	48,159
Proceeds from exercise of warrants	446	18,790
Issuance of long-term debt	14,761	600,000
Payment of debt issue costs	-	(16,380)
Repayment of long-term debt	(114,953)	(4,680)
Net cash provided by financing activities	(57,161)	5,851,719
Effect of exchange rate changes on cash and cash equivalents	(204)	69,567
Net increase in cash and cash equivalents	(1,177,654)	2,158,270
Cash and cash equivalents, beginning of year	2,480,830	322,560
Cash and cash equivalents, end of year	$1,303,176	$2,480,830

Schedule 5
Adjusted EBITDA[1] Reconciliation (Non-GAAP Measure)
	Three months ended				Year ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands of Canadian dollars, unaudited)	2020	2019	2019	2019	2020
Net loss	$(1,326,405)	$(109,634)	$242,650	$(194,051)	$(1,387,440)
Income tax (recovery) expense	(98,666)	(27,448)	(5,767)	10,267	(121,614)
Other expense (income), net	376,295	(57,963)	(509,893)	(32,768)	(224,329)
Loss on equity method investments	57,752	2,664	2,171	1,833	64,420
Share-based compensation	78,354	61,679	92,881	87,362	320,276
Acquisition-related costs	1,840	3,256	2,562	13,182	20,840
Depreciation and amortization	48,781	30,464	25,016	20,752	125,013
Asset impairment and restructuring costs	623,266	-	-	-	623,266
Restructuring and other charges recorded in cost of goods sold	132,089	-	-	-	132,089
Charges related to the flow-through of inventory step-up on business combinations	4,687	-	-	-	4,687
Adjusted EBITDA	$(102,007)	$(96,982)	$(150,380)	$(93,423)	$(442,792)

Schedule 6
Adjusted EBITDA[1] - IFRS to US GAAP Differences
	Dec 31,	Sep 30,	Jun 30,
(in thousands of Canadian dollars, unaudited)	2019	2019	2019
Adjusted EBITDA, as previously reported under IFRS	$(91,661)	$(155,745)	$(92,060)
Adjustments related to differences in lease accounting on depreciation and amortization expense	(2,878)	(2,857)	(2,639)
Adjustments related to other transition differences	(2,443)	8,222	1,276
Adjusted EBITDA, as reported under US GAAP	$(96,982)	$(150,380)	$(93,423)

[1] Adjusted EBITDA is calculated as the reported operating income (loss), which excludes interest and income taxes, adjusted for the removal of share-based compensation expense, depreciation and amortization expense, asset impairment and restructuring costs, restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. See "Non-GAAP Measures".

Schedule 7
Gross Margin - IFRS to US GAAP Differences
	Three months ended				Year ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands of Canadian dollars, unaudited)	2020	2019	2019	2019	2020
Net revenue	$107,913	$123,764	$76,613	$90,482	$398,772

Cost of goods sold, as previously reported under IFRS:		81,953	86,321	77,313
Restatement of royalty expense		-	-	(4,131)
Reclassification adjustments related to US GAAP transition		3,603	(13,351)	(990)
Cost of goods sold, as reported under US GAAP	199,738	85,556	72,970	72,192	430,456
Gross margin, as reported under US GAAP	$(91,825)	$38,208	$3,643	$18,290	$(31,684)
Gross margin percentage, as reported under US GAAP	(85%)	31%	5%	20%	(8%)

Schedule 8
Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended				Year ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands of Canadian dollars, unaudited)	2020	2019	2019	2019	2020
Gross margin, as reported under US GAAP	$(91,825)	$38,208	$3,643	$18,290	$(31,684)
Adjustments to gross margin:
Restructuring and other charges recorded in cost of goods sold	132,089	-	-	-	132,089
Charges related to the flow-through of inventory step-up on business combinations	4,687	-	-	-	4,687
Adjusted gross margin [1]	$44,951	$38,208	$3,643	$18,290	$105,092
Adjusted gross margin percentage [1]	42%	31%	5%	20%	26%
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 9

Free Cash Flow Reconciliation[1]	Three months ended
	March 31,	March 31,
(in thousands of Canadian dollars, unaudited)	2020	2019
Net cash provided by (used in) operating activities	$(210,639)	$(240,132)
Purchases of and deposits on property, plant and equipment	(94,086)	(149,220)
Free cash flow[1]	$(304,725)	$(389,352)

	Year ended
	March 31,	March 31,
(in thousands of Canadian dollars, unaudited)	2020	2019
Net cash used in operating activities	$(772,635)	$(535,031)
Purchases of and deposits on property, plant and equipment	(704,944)	(644,456)
Free cash flow[1]	$(1,477,579)	$(1,179,487)

[1]Free cash flow is a non-GAAP measure and is calculated as net cash provided by (used in) operating activities, less purchases of and deposits on property, plant and equipment.

View original content to download multimedia:http://www.prnewswire.com/news-releases/canopy-growth-reports-full-year-and-4th-quarter-fiscal-2020-financial-results-provides-strategic-review-update-301067544.html

SOURCE Canopy Growth Corporation

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/May2020/29/c9126.html

%CIK: 0001737927

For further information: Laura Nadeau, Media Relations, media@canopygrowth.com, 613-485-0386; Judy Hong, Vice President, Investor Relations (USA), Judy.hong@canopygrowth.com; Tyler Burns, Vice President, Investor Relations (Canada), Tyler.burns@canopygrowth.com, 855-558-9333 ext. 122

CO: Canopy Growth Corporation

CNW 07:00e 29-MAY-20